                                                                     EXHIBIT 3.1
                             AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         IMPERIAL FINANCIAL GROUP, INC.


          Imperial Financial Group, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (as it may be amended from time to time, the "DGCL"), does hereby certify as follows:

          1. The name of the Corporation is Imperial Financial Group, Inc. The Corporation's original certificate of incorporation was filed with the office of the Secretary of State of the State of Delaware on March 6, 1997.

          2. This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation and by the sole stockholder of the Corporation in accordance with Sections 228, 242 and 245 of the DGCL.

          3. This Amended and Restated Certificate of Incorporation restates and integrates and further amends the certificate of incorporation of the Corporation (the "Certificate of Incorporation").

          4. Upon the filing (the "Effective Time") of this Certificate of Incorporation pursuant to the DGCL, the shares of the Corporation's common stock, par value $.01 per share, issued and outstanding immediately prior to the Effective Time (the "Old Common Stock") shall be reclassified as and changed into ___________ validly issued, fully paid and non-assessable shares of Class A Common Stock, par value $.01 per share (the "New Common Stock"), without any action by the holder thereof. At the Effective Time, each share certificate that theretofore represented a share or shares of Old Common Stock shall thereafter represent the reclassified share or shares of New Common Stock.

          5. The text of the Certificate of Incorporation is amended and restated in its entirety as follows:

                                   ARTICLE I
                                      NAME

          The name of the corporation (which is hereinafter referred to as the "Corporation") is Imperial Financial Group, Inc.

                                   ARTICLE II
                                REGISTERED AGENT

          The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III
                                    PURPOSE

          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL. The purpose shall not be to be or to become an "investment company," as such term is defined in the Investment Company Act of 1940, as amended (the "40 Act"), or to engage in any activity, including, without limitation, investing, reinvesting, owning, holding or trading in securities, which would cause the Corporation to be or become an investment company under the 40 Act.

                                   ARTICLE IV
                                 CAPITAL STOCK

          SECTION 1.  General.  The Corporation is authorized to issue
                      -------
___________ shares of capital stock, of which (i) ___________ shares shall be shares of Common Stock, $.01 par value per share ("Common Stock"), and which shares of Common Stock shall be divided into two classes, ________ shares of Common Stock shall be shares of Class A Common Stock ("Class A Common Stock") and ________ shares of Common Stock shall be shares of Class B Common Stock ("Class B Common Stock"), and (ii) ___________ shares shall be shares of Preferred Stock, $.01 par value per share ("Preferred Stock").

          SECTION 2. Common Stock.  The powers, preferences and rights, and the
                     ------------
qualifications, limitations and restrictions of the Common Stock are as follows:

          (a)  Voting.  With respect to all matters on which holders of Common
               ------
Stock shall be entitled to vote, except as otherwise required by applicable law, the holders of record of outstanding shares of Class A Common Stock and the holders of records of outstanding shares of Class B Common Stock shall vote (together with the holders of any outstanding shares of Preferred Stock entitled to vote with the Class A Common Stock and the Class B Common Stock) without regard to class, and each holder of a share of Class A Common Stock shall be entitled to cast one (1) vote in person or by proxy for each share of Class A Common Stock held in such holder's name, and each holder of a share of Class B Common Stock shall be entitled to cast one-tenth (1/10) vote per share in person or by proxy for each share of Class B Common Stock held in such holder's name. The approval of any such matter shall require the affirmative vote of the holders of the shares of Class A Common Stock and the shares of Class B Common Stock outstanding at the relevant record date, voting together as a single class, in each case acting by such voting power as would be required under applicable law were such class of Common Stock the only class of Common Stock of the Corporation then outstanding (or by such greater voting power than would be required under applicable law as may be set forth herein or in the by-laws of the Corporation), as well as the approval of the holders of any class or series of Preferred Stock which may be entitled to vote thereon.

          (b)  Dividends.  Subject to the rights of the holders of any class or
               ---------
series of outstanding Preferred Stock, and subject to applicable law, holders of shares of Class A Common Stock and holders of shares of Class B Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board from time to time out of assets or funds of the Corporation legally available therefor; provided that if a dividend or other distribution on any Common Stock is declared or paid by the Corporation (which declaration and payment shall be solely in the discretion of the Board), including, but not limited to, dividends or other distributions payable in cash, Common Stock or options or warrants to purchase Common Stock or securities exchangeable for or convertible into Common Stock, or other securities or property of the Corporation, such dividend or other distribution shall be declared and paid to the holders of Class A Common Stock and Class B Common Stock, and the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall be entitled to receive the same amount per share of any such dividends and other distributions in cash, securities or property of the Corporation (and with respect to dividends or distributions not in cash, in the same form); provided, however,
                                                           --------  -------
that nothing in this Article IV shall prevent the declaration of a dividend or other distribution of shares of Class A Common Stock to holders of Class A Common Stock and shares of Class B Common Stock to holders of Class B Common Stock so long as, immediately following such dividend or other distribution, the number of shares of Class A Common Stock and Class B Common Stock then outstanding bears the same relationship to each other as did the number of shares of Class A Common

Stock and Class B Common Stock outstanding immediately prior to such dividend or other distribution.

          (c)  Split, Subdivision or Combination.  In the case of any split, sub
               ---------------------------------
division, combination or reclassification of Class A Common Stock or Class B Common Stock, the shares of Class A Common Stock or Class B Common Stock, as the case may be, shall also be split, subdivided, combined or reclassified so that the number of shares of Class A Common Stock and Class B Common Stock outstanding immediately following such split, subdivision, combination or reclassification shall bear the same relationship to each other as did the number of shares of Class A Common Stock and Class B Common Stock outstanding immediately prior to such split, subdivision, combination or reclassification.

          (d)  Liquidation, Dissolution, Mergers, etc.  In the event of any
               --------------------------------------
liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of Class A Common Stock and the holders of Class B Com mon Stock shall be entitled to receive the assets and funds of the Corporation available for distribution, after payments to creditors and to the holders of any Preferred Stock of the Corporation that may at the time be outstanding, in proportion to the number of shares held by them, respectively, without regard to class. In the event of any corporate merger, consolidation, purchase or acquisition of property or stock, or other reorganization in which any consideration is to be received by the holders of Class A Common Stock or the holders of Class B Common Stock, the holders of Class A Common Stock and the holders of Class B Common Stock shall receive the same type and amount of consideration on a per share basis.

          (e)  Rights Otherwise Identical.  Except as expressly set forth
               --------------------------
herein, the rights of the holders of Class A Common Stock and the rights of the holders of Class B Common Stock shall be in all respects and for all purposes and in all circumstances absolutely and completely identical.

          (f)  Issuance of Common Stock.  The Board may from time to time
               ------------------------
authorize by resolution the issuance of any or all shares of Class A Common Stock herein authorized in accordance with the terms and conditions set forth in this Certificate of Incorporation for such purposes, in such amounts, to such persons (including existing stockholders in the form of a dividend), corporations or entities, and for such consideration all as the Board in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law. Shares of Class B Common Stock, however, may only be issued pursuant to the terms of, or upon the exercise of outstanding options granted under, any of the Corporation's employee benefit plans or as a stock dividend or distribution to then-existing holders of Class B Common Stock as contemplated by clause (b) of this Section 2.


     SECTION 3. Conversion of the Class B Common Stock
                --------------------------------------

           (a)  Conversion of Existing Shares of Class B Common Stock to Shares
                ---------------------------------------------------------------
of Class A Common Stock.  No share of Class B Common Stock shall be converted
-----------------------
into shares of Class A Common Stock prior to the date that is five years after consummation of the spin off of the Common Stock (the "Spin Off") to the stockholders of Imperial Bancorp. From and after the date that is five years after consummation of the Spin Off, each share of Class B Common Stock shall automatically be converted into one validly issued, fully paid and nonassessable share of Class A Common Stock upon any transfer, assignment or similar disposition of such Class B Common Stock. If any share of Class B Common Stock is transferred, assigned or similarly disposed (the "Transferred Shares") prior to the date that is five years after the consummation of the Spin Off, each Transferred Share shall automatically be converted into one validly issued, fully paid and nonassessable share of Class A Common Stock on the date that is five years after the consummation thereof. No holder of shares of Class B Common Stock shall have the right at any time to convert their shares into Class A Common Stock, whether prior to or after consummation of the Spin Off, except in the event of an automatic conversion under the circumstances described above. No share of Class A Common Stock shall be converted into a share of Class B Common Stock.

          (b)  Automatic Conversion Procedure.  Promptly upon the occurrence of
               ------------------------------
an event described in paragraph (a) of this Section 3 that results in an automatic conversion (an "Event of Automatic Conversion") such that shares of Class B Common Stock are converted automatically into shares of Class A Common Stock, the record holder of such shares of Class B Common Stock shall surrender the certificate or certificates therefor, duly endorsed in blank or accompanied by proper instruments of transfer, at the principal office of the Corporation or of any transfer agent for the Class A Common Stock, and shall give written notice to the Corporation, at such office: (i) stating that the shares are being converted pursuant to an Event of Automatic Conversion into Class A Common Stock as provided in Section 3(a) of this Article IV, (ii) specifying the Event of Automatic Conversion, (iii) identifying the number of Class B Common Stock being converted, and (iv) setting out the name or names (with addresses) and denominations in which the certificate or certificates for shares of Class A Common Stock shall be issued and shall include instructions for delivery thereof. Delivery of such notice together with the certificates representing the Class B Common Stock shall obligate the Corporation to issue certificates representing such shares of Class A Common Stock. Thereupon the Corporation or its transfer agent shall promptly issue and deliver at such stated address to such holder or to the transferee of shares of Class B Common Stock a certificate or certificates for the number of Class A Common Stock to which such holder or transferee is entitled registered in the name of such holder, the designee of such holder or transferee as specified in such notice.

          Conversion pursuant to an Event of Automatic Conversion shall be deemed to have been effected as of the date on which the Event of Automatic Conversion has occurred (such time being the "Conversion Time"). The person entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Class A Common Stock at and as of the Conversion Time, and the right of such person as a holder of Class B Common Stock shall cease and terminate at and as of the Conversion Time, in each case without regard to any failure by the holder to deliver the certificates or the notice required by this subparagraph (b).

          (c)  Reclassifications.  In the event of a reclassification or other
               -----------------
similar transaction as a result of which the shares of Class A Common Stock are converted into another security, then a holder of Class B Common Stock shall be entitled to receive upon conversion the amount of such security that such holder would have received if such conversion had occurred immediately prior to the record date of such reclassification or other similar transaction.

          (d)  Unconverted Shares; Notice Required.  In the event of the
               -----------------------------------
conversion of less than all the shares of Class B Common Stock evidenced by a certificate surrendered to the Corporation in accordance with the procedures of
Section 3(b) of this Article IV, the Corporation shall execute and deliver to or upon the written order of the holder of such unconverted shares, without charge to such holder, a new certificate evidencing the number of shares of Class B Common Stock not converted.

          (e)  Retired Shares.  Shares of Class B Common Stock that are
               --------------
converted into shares of Class A Common Stock as provided herein shall be retired and canceled and shall have the status of authorized but unissued shares of Class B Common Stock.

          (f)  Reservation.  Prior to the date that is five years after
               -----------
consummation of the Spin Off, the Corporation shall reserve and thereafter keep available, out of its authorized and unissued shares of Class A Common Stock, for the purposes of effecting conversions, such number of duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock; provided, however,
                                                              --------  -------
that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Class B Common Stock by delivery of purchased shares of Class A Common Stock which are held in treasury of the Corporation. All the shares of Class A Common Stock so issuable shall, when so issued, be duly and validly issued, fully paid and nonassessable, and free from liens and charges with respect to the issue. The Corporation shall take all actions as may be necessary to ensure that all such shares of Class A Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the shares of Class A Common Stock are or may be listed, or of any inter-dealer quotation system of a registered national securities association upon which the shares of Class A Common Stock are or may be listed.

          (g)  Taxes.  The issuance of a certificate for shares of Class A
               -----
Common Stock upon conversion of shares of Class B Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the shares of Class B Common Stock converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid or is not required to be paid.

          SECTION 4.  Preferred Stock.  The Preferred Stock may be issued from
                      ---------------
time to time in one or more series. The Board is hereby authorized to provide by resolution from time to time for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the DGCL (hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, privileges, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

          (a) the designation of the series, which may be by distinguishing number, letter or title;

          (b) the number of shares of the series, which number the Board may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

          (c) whether dividends, if any, shall be cumulative or noncumulative, and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

          (d) the rate of any dividends (or method of determining such dividends) payable to the holders of the shares of such series, any conditions upon which such dividends shall be paid and the date or dates or the method for determining the date or dates upon which such dividends shall be payable;

          (e) the price or prices (or method of determining such price or prices) at which, the form of payment of such price or prices (which may be cash, property or rights, including securities of the same or another corporation or other entity) for which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events, if any;

          (f) the obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the form of payment of such price or prices (which may be cash, property or rights, including securities of the same or another corporation or other entity) for which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

          (g) the amount payable out of the assets of the Corporation to the holders of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

          (h) provisions, if any, for the conversion or exchange of the shares of such series, at any time or times at the option of the holder or holders thereof or at the option of the Corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock, or any other security, of the Corporation, or any other corporation or other entity, and the price or prices or rate or rates of conversion or exchange and any adjustments applicable thereto, and all other terms and conditions upon which such conversion or ex change may be made;

          (i) restrictions on the issuance of shares of the same series or of any other class or series, if any; and

          (j) the voting rights, if any, of the holders of shares of the series.

          SECTION 5.  General.  The Common Stock shall be subject to the express
                      -------
terms of the Preferred Stock and any series thereof. Except as otherwise provided by law or by the resolution or resolutions adopted by the Board designating the rights, powers and preferences of any series of Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote. The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.


                                   ARTICLE V
                               STOCKHOLDER ACTION

          Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the Corporation for any purpose or purposes may be called only by the Board pursuant to a resolution stating the purpose or purposes thereof approved by a majority of the total number of directors which the Corporation would have if there were no vacancies (the "Whole Board") or by the Chairman of the Board and any power of stockholders to call a special meeting is specifically denied. No business other than that stated in the notice shall be transacted at any special meeting.


                                   ARTICLE VI
                               BOARD OF DIRECTORS

          SECTION 1.  Number, election and terms.  The initial number of
                      --------------------------
directors of the Corporation shall be eight (8). Except as otherwise fixed by or pursuant to the provisions of Article IV relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of the directors of the Corporation shall be hereafter fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board (but shall not be less than three). The directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1998, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1999, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2000, with each director to hold office until such person's successor is duly elected and qualified. At each succeeding annual meeting of stockholders, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until such person's successor shall have been duly elected and qualified.

          SECTION 2.  Stockholder nomination of director candidates; Stockholder
                      ----------------------------------------------------------
Proposal of Business.  Advance notice of stockholder nominations for the
--------------------
election of directors and of the proposal of business by stockholders shall be given in the manner provided in the By-Laws of the Corporation, as amended and in effect from time to time.

          SECTION 3.  Newly created directorships and vacancies.  Except as
                      -----------------------------------------
otherwise provided for or fixed by or pursuant to the provisions of Article IV relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause or increase in the number of directors after the adoption of a resolution by a majority of the Whole Board in accordance with Section 1 of this Article VI, shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less
than a quorum of the Board, and not by the stockholders.   Any director
appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of director in which the new directorship was created and until such director's successor shall have been duly elected and qualified. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

          SECTION 4.  Removal.  Subject to the rights of any class or series of
                      -------
stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office only for cause by the affirmative vote of not less than 80% of the outstanding voting power of the Common Stock voting in accordance with Article IV.


                                  ARTICLE VII
                                    BY-LAWS

          The By-Laws may be altered or repealed and new By-Laws may be adopted
(1) at any annual or special meeting of stockholders, by the affirmative vote of not less than 80% of the voting power of the shares of Common Stock voting in accordance with Article IV; provided, however, that in the case of any such stockholder action at a special meeting of stockholders, notice of the proposed alteration, repeal or adoption of the new By-Law or By-Laws must be contained in the notice of such special meeting, or (2) by the affirmative vote of a majority of the Whole Board.

                                  ARTICLE VIII
                   AMENDMENT OF CERTIFICATE OF INCORPORATION

          The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and, except as set forth in Article X, all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article. Notwithstanding anything in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of not less than 80% of the voting power of the shares of Common Stock, voting in accordance with Article IV, shall be required to alter, amend or repeal, or adopt any provision inconsistent with, any provision of Articles IV, VI, VII or VIII.


                                   ARTICLE IX
                                CORPORATE ACTION

          In addition to any other considerations which the Board may lawfully take into account, in determining whether to take or to refrain from taking corporate action on any matter, including making or declining to make any recommendation to the stockholders of the Corporation, the Board may in its discretion consider the long-term as well as short-term best interests of the Corporation (including the possibility that these interests may be best served by the continued independence of the Corpo ration), taking into account, and weighing as the directors deem appropriate, the effects of such action on employees, suppliers and customers of the Corporation and its subsidiaries and the effect upon communities in which offices or other facilities of the Corporation are located, and any other factors the directors consider pertinent.

                                   ARTICLE X
                       LIMITED LIABILITY; INDEMNIFICATION

          SECTION 1.  Limited Liability of Directors.  A director of the
                      ------------------------------
Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Neither the amendment nor repeal of
Section 1 of this Article X shall eliminate or reduce the effect of Section 1 of this Article X in respect of any matter occurring, or any cause of action, suit or claim that, but for Section 1 of this Article X would accrue or arise, prior to such amendment or repeal.

          SECTION 2.  Indemnification and Insurance.  (a)  Right to
                      -----------------------------
Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, to the fullest extent permitted by law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgment, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974, as in effect from time to time) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of such person's heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) of this Section,
--------  -------
the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indem nification conferred in this Section shall be a contract right and shall include the right to have the Corporation pay the expenses incurred in defending any such proceeding in advance of its final disposition; any advance payments to be paid by the Corporation within 20 calendar days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that, if and to the
                                       --------  -------
extent the DGCL requires, the payment of such expenses incurred by a director or officer in such person's capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification, and rights to have the Corporation pay the expenses incurred in defending any proceeding in ad vance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

          (b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this Section is not paid in full by the Corporation within 30 calendar days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          (c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person (including, without limitation, any person other than an officer or director of the Corporation) may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of stockholders or

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

disinterested directors or otherwise. No repeal or modification of this Article shall in any way diminish or adversely affect the rights of any director or officer of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

          (d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

          (e) Severability. If any provision or provisions of this Article X shall be held to be invalid, illegal or unenforceable for any reason whatsoever:
(1) the validity, legality and enforceability of the remaining provisions of this Article X (in cluding, without limitation, each portion of any paragraph of this Article X containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article X (including, without limitation, each such portion of any paragraph of this Article X containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

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

          IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be duly executed this ___ day of _________1997.




                                 By:
                                    ________________________________
                                 Name:
                                 Title:

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